Exhibit 99.1

NEWS RELEASE

DATE: January 23, 2008

BANK CONTACT:      James R. Clarkson, President & CEO
                                       jclarkson@horrycountystatebank.com
                                      843-839-6270

ANNOUNCEMENT:      HCSB DECLARES STOCK DIVIDEND

The Board of Directors of HCSB Financial Corporation has declared a 3% stock dividend payable on February 15, 2008 to shareholders of record on February 5, 2008.

HCSB Financial Corporation is the parent company of Horry County State Bank and concluded the year 2007 with total assets of $438.4 million.

Horry County State Bank was organized in 1987 and opened for business on January 4, 1988 with one office in Loris. The bank recently opened its fourteenth office in Conway, S.C.